Exhibit 99

NEWS RELEASE NEWS RELEASE NEWS RELEASE

Fortune Brands, Inc., 300 Tower Parkway, Lincolnshire, IL 60069

Contact:
Media Relations:	Investor Relations:
Clarkson Hine	Tony Diaz
(847) 484-4415	(847) 484-4410

ACCO World Corporation Announces Debt Offering

Lincolnshire, IL —July 25, 2005 – ACCO World Corporation announced today that, in connection with its proposed spin-off from Fortune Brands, Inc. and merger with General Binding Corporation, an indirect, wholly-owned subsidiary of ACCO World has commenced an offering of senior subordinated notes in the principal amount of $350 million due 2015. The offering is being made only to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended, and to certain persons in offshore transactions in reliance on Regulation S under Securities Act. Proceeds will be used to finance the company’s repayment of special dividend notes issued to the company’s stockholders, to repay existing indebtedness of General Binding Corporation and the company and to fund fees and expenses related thereto and to the offering.

The senior subordinated notes being offered have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of Fortune Brands, ACCO World and GBC, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” or similar expressions. Fortune Brands’, ACCO’s and GBC’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. Fortune Brands, ACCO and GBC undertake no obligation to update these forward-looking statements in the future. Among the factors that could cause plans, actions and results to differ materially from current expectations are: competition within the office products, document finishing and film lamination industries; the effects of economic and political conditions; the ability of distributors to successfully market and sell our products; the availability and price of raw materials; dependence on certain suppliers of manufactured products; the effect of consolidation in the office products industry; the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of GBC stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk

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www.fortunebrands.com

ACCO World Corporation Announces Debt Offering, Page 2

that the cost savings and any synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; as well as other risks and uncertainties detailed from time to time in Fortune Brands’, ACCO’s and GBC’s respective Securities and Exchange Commission filings.

ACCO World Corporation has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (Registration No. 333-124946) containing the definitive proxy statement/prospectus-information statement regarding the proposed transaction. Investors are urged to read the definitive proxy statement/prospectus-information statement which contains important information, including detailed risk factors. The definitive proxy statement/prospectus-information statement and other documents which will be filed by Fortune Brands, ACCO and GBC with the Securities and Exchange Commission are available free of charge at the SEC’s website, www.sec.gov, or by directing a request to ACCO World Corporation, 300 Tower Parkway, Lincolnshire, IL, 60069, Attention: Investor Relations; or by directing a request to General Binding Corporation, One GBC Plaza, Northbrook, IL, 60062, Attention: Investor Relations.

GBC, its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the participants in the solicitation is set forth in the definitive proxy statement/prospectus-information statement.

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